UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 21, 2007
Date of Report (Date of earliest event reported)
MEDWAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28010 (Commission File No.)	41-1493458 (IRS Employer Identification No.)
4382 Round Lake Road West, Arden Hills, MN 55112
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:
(651) 639-1227
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     Medwave, Inc. (the “Company”) did not file its Quarterly Report on Form 10-Q for the period ended March 31, 2007 (the “Form 10-Q”) by the May 21, 2007 extended deadline requested in the Company’s prior Form 12b-25 filing with the Securities and Exchange Commission. On May 22, 2007, the Company received a NASDAQ Staff Determination letter because the Company was not in compliance with Marketplace Rule 4310(c)(14), which requires timely filing of periodic reports with NASDAQ for continued listing. The non-compliance with Marketplace Rule 4310(c)(14) makes the Company’s common stock subject to being delisted from The NASDAQ Stock Market. The Company is currently working with its independent public accountants to finalize the Form 10-Q before May 29, 2007 to avoid delisting. If the Company is unable to meet this May 29, 2007 deadline, it may appeal any delisting determination.

Item 7.01	Regulation FD Disclosure.
     On May 22, 2007, the Company issued a press release regarding its receipt of the NASDAQ Staff Determination letter, a copy of which is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.
     The information in this item of this Current Report on Form 8-K and Exhibit 99.2 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.
     On May 21, 2007 the Company issued a press release announcing that it will further delay the filing of the Form 10-Q beyond May 21, 2007. A copy of this press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
MEDWAVE, INC.

Date: May 22, 2007	By:	/s/ Frank Katarow
Frank Katarow
Chief Executive Officer (interim)

Exhibit Index

Exhibit No.	Description
99.1	Press release dated May 21, 2007 of Medwave, Inc.

99.2	Press release dated May 22, 2007 of Medwave, Inc.